UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 6, 2007

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 6, 2007, eHealthInsurance Services, Inc. (together with its parent company, eHealth, Inc., subsidiaries, affiliates, successors or assigns, the “Company”) entered into an employment agreement (the “Agreement”) with Robert Fahlman. Pursuant to such Agreement, Mr. Fahlman resigned from his present position of employment with the Company as senior vice president, carrier relations and chief operating officer of eHealth, Inc.’s customer care center operations for its individual and family product line effective June 6, 2007 and was be hired on June 7, 2007 (the “Rehire Date”) with the title of Licensed Writing Agent. Commencing on the Rehire Date, Mr. Fahlman will perform any and all tasks requested by the Company to transition his duties to his successors within the Company. The Company will pay Mr. Fahlman $165 per hour for his services.

The above description of the terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of June 6, 2007, between eHealthInsurance Services, Inc. and Robert Fahlman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Stuart M. Huizinga
Stuart M. Huizinga
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 8, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated as of June 6, 2007, between eHealthInsurance Services, Inc. and Robert Fahlman.